- - --------------------------------------------------------------------------------
                                                                 Exhibit 4(d)(6)




                                TRUST AGREEMENT

                                 (AA 1992 MF-1)

                            Dated as of May 15, 1992



                                    between



                            MISSION FUNDING EPSILON,

                            as the Owner Participant


                                      and


                            MERIDIAN TRUST COMPANY,

                              as the Owner Trustee



                            _______________________



                         One Boeing 767-323ER Aircraft


                                     N371AA





- - --------------------------------------------------------------------------------

                               TABLE OF CONTENTS


                                                                                                Page
                                                                                                ----
         I       DEFINITIONS AND TERMS

                 1.01       Certain Definitions   . . . . . . . . . . . . . . . . . . . .         1

         II      AUTHORITY TO EXECUTE CERTAIN OPERATIVE
                   DOCUMENTS; DECLARATION OF TRUST

                 2.01       Authority to Execute Documents  . . . . . . . . . . . . . . .         4
                 2.02       Declaration of Trust  . . . . . . . . . . . . . . . . . . . .         4

         III     ACCEPTANCE AND DELIVERY OF AIRCRAFT;
                   ISSUANCE OF CERTIFICATES; LEASE OF
                   AIRCRAFT; REPLACEMENT

                 3.01       Authorization   . . . . . . . . . . . . . . . . . . . . . . .         4
                 3.02       Conditions Precedent  . . . . . . . . . . . . . . . . . . . .         6
                 3.03       Postponement of Delivery Date   . . . . . . . . . . . . . . .         6
                 3.04       Authorization in Respect of a
                                  Replacement Aircraft or
                                  Replacement Engines   . . . . . . . . . . . . . . . . .         6
                 3.05       Trust Agreement Remaining in
                                  Full Force and Effect   . . . . . . . . . . . . . . . .         8
                 3.06       Authorization in Respect of a
                                  Return of an Engine   . . . . . . . . . . . . . . . . .         8

         IV      RECEIPT, DISTRIBUTION AND APPLICATION OF
                   INCOME FROM THE TRUST ESTATE

                 4.01       Distribution of Payments  . . . . . . . . . . . . . . . . . .         9
                 4.02       Method of Payments  . . . . . . . . . . . . . . . . . . . . .        10

         V       DUTIES OF THE OWNER TRUSTEE

                 5.01       Notice of Event of Default  . . . . . . . . . . . . . . . . .        11
                 5.02       Action Upon Instructions  . . . . . . . . . . . . . . . . . .        12
                 5.03       Indemnification   . . . . . . . . . . . . . . . . . . . . . .        13
                 5.04       No Duties Except as Specified
                                  in Trust Agreement or
                                  Instructions  . . . . . . . . . . . . . . . . . . . . .        13
                 5.05       No Action Except Under Specified
                                  Documents or Instructions   . . . . . . . . . . . . . .        14

                                                                                                Page
                                                                                                ----
         VI      THE OWNER TRUSTEE

                 6.01       Acceptance of Trusts and Duties   . . . . . . . . . . . . . .        15
                 6.02       Absence of Certain Duties   . . . . . . . . . . . . . . . . .        15
                 6.03       No Representations or Warranties
                                  as to Certain Matters   . . . . . . . . . . . . . . . .        16
                 6.04       No Segregation of Monies Required;
                                  Investment Thereof  . . . . . . . . . . . . . . . . . .        17
                 6.05       Reliance Upon Certificates,
                                  Counsel and Agents  . . . . . . . . . . . . . . . . . .        17
                 6.06       Not Acting in Individual Capacity   . . . . . . . . . . . . .        18
                 6.07       Fees; Compensation  . . . . . . . . . . . . . . . . . . . . .        18
                 6.08       Tax Returns   . . . . . . . . . . . . . . . . . . . . . . . .        18

         VII     INDEMNIFICATION OF THE OWNER TRUSTEE BY THE
                   OWNER PARTICIPANT

                 7.01       The Owner Participant to Indemnify
                                  the Owner Trustee   . . . . . . . . . . . . . . . . . .        19

         VIII    TRANSFER OF THE OWNER PARTICIPANT'S
                   INTEREST

                 8.01       Transfer of Interest  . . . . . . . . . . . . . . . . . . . .        21

         IX      SUCCESSOR OWNER TRUSTEES; CO-TRUSTEES

                 9.01       Resignation of the Owner Trustee;
                                  Appointment of Successor  . . . . . . . . . . . . . . .        22
                 9.02       Co-Trustees and Separate Trustees   . . . . . . . . . . . . .        23

         X       SUPPLEMENTS AND AMENDMENTS TO TRUST
                   AGREEMENT AND OTHER DOCUMENTS

                 10.01      Supplements and Amendments  . . . . . . . . . . . . . . . . .        25
                 10.02      Discretion as to Execution of
                                  Documents   . . . . . . . . . . . . . . . . . . . . . .        27
                 10.03      Absence of Requirements
                                  as to Form  . . . . . . . . . . . . . . . . . . . . . .        27
                 10.04      Distribution of Documents   . . . . . . . . . . . . . . . . .        27
                 10.05      No Request Needed as to Lease
                                  Supplements   . . . . . . . . . . . . . . . . . . . . .        27

                                                                                                Page
                                                                                                ----
         XI      MISCELLANEOUS

                 11.01      Termination of Trust Agreement  . . . . . . . . . . . . . . .        27
                 11.02      The Owner Participant Has No Legal
                                  Title in Trust Estate   . . . . . . . . . . . . . . . .        28
                 11.03      Assignment, Sale, etc., of
                                  Aircraft  . . . . . . . . . . . . . . . . . . . . . . .        28
                 11.04      Trust Agreement for Benefit of
                                  Certain Parties Only  . . . . . . . . . . . . . . . . .        29
                 11.05      Notices     . . . . . . . . . . . . . . . . . . . . . . . . .        29
                 11.06      Severability  . . . . . . . . . . . . . . . . . . . . . . . .        30
                 11.07      Waivers, etc.   . . . . . . . . . . . . . . . . . . . . . . .        30
                 11.08      Counterparts  . . . . . . . . . . . . . . . . . . . . . . . .        30
                 11.09      Binding Effect, etc.  . . . . . . . . . . . . . . . . . . . .        30
                 11.10      Headings; References  . . . . . . . . . . . . . . . . . . . .        30
                 11.11      Governing Law   . . . . . . . . . . . . . . . . . . . . . . .        30

                                TRUST AGREEMENT

                 This TRUST AGREEMENT (AA 1992 MF-1), dated as of May 15, 1992 between MISSION FUNDING EPSILON, a California corporation (together with its successors and permitted assigns, the "Owner Participant"), and MERIDIAN TRUST COMPANY, a Pennsylvania trust company, in its individual capacity only as expressly stated herein and otherwise not in its individual capacity but solely as trustee hereunder (herein in such capacity with its permitted successors and assigns called the "Owner Trustee"),


                              W I T N E S S E T H:


                                   ARTICLE  I

                             DEFINITIONS AND TERMS

                 Section 1.01. Certain Definitions. Unless the context shall otherwise require and except as contained in this Section 1.01, capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned thereto in the Lease (as hereinafter defined) for all purposes hereof. All definitions contained in this Section 1.01 shall be equally applicable to both the singular and plural forms of the terms defined. For all purposes of this Trust Agreement the following terms shall have the following meanings:

                 "Certificate" has the meaning set forth in the Trust Indenture.

                 "Commitment" of the Owner Participant shall have the meaning specified in the Participation Agreement.

                 "Excepted Property" has the meaning ascribed to such term in the Trust Indenture.

                 "Indenture Estate" has the meaning ascribed to such term in the Trust Indenture.

                 "Indenture Event of Default" has the meaning ascribed to such term in the Trust Indenture.

                 "Indenture Trustee" means First Security Bank of Utah, N.A., and each other Person that may from time to time be acting as indenture trustee under the Trust Indenture.

                 "Lease" means that certain Lease Agreement (AA 1992 MF-1), dated as of the date hereof, between the Owner Trustee and Lessee, relating to the Aircraft bearing United States registration number N371AA, as said Lease Agreement may from time to time be supplemented or amended, or the terms thereof waived or modified, to the extent permitted by, and in accordance with, the terms of the Lease and this Trust Agreement. The term "Lease" shall also include each Lease Supplement from time to time entered into pursuant to the terms of the Lease.

                 "Lease Event of Default" has the meaning ascribed to the term "Event of Default" in the Lease.

                 "Lessee" means American Airlines, Inc., a Delaware corporation, and its successors and assigns.

                 "Majority in Interest of Owner Participants" at any time means the Owner Participant or Owner Participants holding at such time more than 50% of the Ownership Interests of all Owner Participants.

                 "Operative Documents" means each of this Trust Agreement, the Lease, each Lease Supplement, the Trust Indenture, each Trust Agreement and Indenture Supplement, the Purchase Agreement Assignment, the Participation Agreement, the Tax Indemnity Agreement, the Bills of Sale, the Certificates and the Rent Schedule.

                 "Ownership Interest" means, in the case of any Person, the percentage of any Person's undivided beneficial interest in the Trust Estate created by this Trust Agreement, which percentage shall be: (i) in the case of the original Owner Participant (A) so long as it shall be the sole Owner Participant, 100%, and (B) if it shall no longer be the sole Owner Participant, the percentage of such undivided interest in the Trust Estate which it shall not have transferred to any Subsequent Owner Participant; and (ii) in the case of any Subsequent Owner Participant, the percentage of such undivided interest in the Trust Estate specified in the agreement pursuant to which such Subsequent Owner Participant becomes an Owner Participant as provided in the definition of "Subsequent Owner Participant".

                 "Subsequent Owner Participant" means any Person to which the original Owner Participant or any transferee from such Owner Participant shall have transferred at any time after the Delivery Date all or any part of the undivided right, title and interest originally held by such Owner Participant in the Trust Estate, provided that any such transfer: (i) shall be effected by a written agreement, in form and substance reasonably satisfactory to Meridian Trust Company (or the institution acting as successor Owner Trustee), among such transferee, the transferor and the Owner Trustee, which shall (A) specify the percentage of the Ownership Interest of such transferee so transferred to it and (B) provide that such transferee thereby becomes a party to, and beneficiary of, this Trust Agreement and an Owner Participant for all purposes hereof and that such transferee assumes all of the obligations of its transferor under this Trust Agreement to the extent of such transferee's Ownership Interest; and (ii) so long as the Lease shall be in effect or the Loan Certificates remain unpaid, such transferee and its transferor shall have complied with all of the terms of
Section 16(c) of the Participant Agreement.

                 "Trust Agreement and Indenture Supplement" with respect to the Aircraft means an instrument supplementing this Trust Agreement and the Trust Indenture that identifies such Aircraft and evidences its inclusion in the Trust Estate and the Indenture Estate and is in proper form for filing and recordation pursuant to and in accordance with the requirements of the Federal Aviation Act.

                 "Trust Estate" means all estate, right, title and interest of the Owner Trustee in and to the Aircraft, the Participation Agreement, the Lease, the Purchase Agreement, the Purchase Agreement Assignment and the other Operative Documents, including, without limitation, all amounts of Basic Rent, Supplemental Rent, insurance proceeds (other than any insurance proceeds payable under liability policies to or for the benefit of the Owner Trustee, for its own account or in its individual capacity, or to the Owner Participant) and requisition, indemnity or other payments of any kind for or with respect to the Aircraft including, without limitation, any and all payments and proceeds received by the Owner Trustee after the termination of the Lease with respect to the Aircraft resulting from the sale, lease or other disposition thereof, subject, however, to the provisions of and the lien created by the Trust Indenture. Notwithstanding the foregoing, "Trust Estate" shall not include any Excepted Property.

                 "Trust Indenture" means that certain Trust Indenture and Security Agreement (AA 1992 MF-1), dated as of the date hereof, between the Indenture Trustee and the Owner Trustee, as the same may be supplemented, amended or modified from time to time.


                                  ARTICLE  II

               AUTHORITY TO EXECUTE CERTAIN OPERATIVE DOCUMENTS;
                              DECLARATION OF TRUST

                 Section 2.01. Authority to Execute Documents. The Owner Participant hereby authorizes and directs the Owner Trustee (i) to execute and deliver the Trust Indenture, the Trust Agreement and Indenture Supplement covering the Aircraft, the Participation Agreement, the Purchase Agreement Assignment, the Lease, the Lease Supplement covering the Aircraft, the Rent Schedule, the Certificates and any other agreements, instruments or documents, to which the Owner Trustee is a party in the respective forms thereof in which delivered from time to time by the Owner Participant to the Owner Trustee for execution and delivery and (ii) to execute and deliver all other agreements, instruments and certificates contemplated by the Operative Documents and, (iii) subject to the terms hereof, to exercise its rights (upon instructions received from the Owner Participant) and perform its duties under the documents referred to in clauses (i) and (ii) in accordance with the terms thereof.

                 Section 2.02. Declaration of Trust. The Owner Trustee hereby declares that it will hold the Trust Estate upon the trusts hereinafter set forth for the use and benefit of the Owner Participant, subject, however, to the provisions of and the Lien created under the Trust Indenture.


                                  ARTICLE  III

                ACCEPTANCE AND DELIVERY OF AIRCRAFT; ISSUANCE OF
                  CERTIFICATES; LEASE OF AIRCRAFT; REPLACEMENT

                 Section 3.01. Authorization. (a) The Owner Participant hereby authorizes and directs the Owner Trustee to, and the Owner Trustee agrees for the benefit of the

Owner Participant that, on the Delivery Date it will, subject to due compliance with the terms of Section 3.02 hereof:

              (i) authorize a representative or representatives of the Owner Trustee (who shall be an employee or employees of Lessee) to accept delivery of the Aircraft pursuant to the Participation Agreement;

             (ii) execute and deliver each of the Operative Documents to which the Owner Trustee is to be a party and a Trust Agreement and Indenture Supplement covering the Aircraft;

            (iii)  purchase the Aircraft pursuant to the Participation
         Agreement;

             (iv) pay an amount equal to Lessor's Cost to Lessee pursuant to the Participation Agreement in consideration of the sale of the Aircraft by Lessee to the Owner Trustee thereunder;

              (v) issue to each Original Loan Participant one or more Certificates in respect of the Aircraft in the amounts and otherwise as provided in the Participation Agreement and the Trust Indenture;

             (vi)  execute and deliver the financing statements contemplated by
         Section 4(F) of the Participation Agreement;

            (vii) make application to the Federal Aviation Administration for registration of the Aircraft in the name of the Owner Trustee;

           (viii) take such other action as may be required of the Owner Trustee hereunder or under the Participation Agreement, the Trust Indenture or the Lease to effectuate the transactions contemplated thereby; and

             (ix) execute and deliver all such other instruments, documents or certificates and take all such other actions in accordance with the directions of the Owner Participant, as the Owner Participant may deem necessary or advisable in connection with the transactions contemplated hereby, the taking of any such action in the presence of the Owner Participant or its counsel to evidence conclusively the direction of the Owner Participant.

                 (b) The Owner Participant hereby authorizes and directs the Owner Trustee to, and the Owner Trustee agrees for the benefit of the Owner Participant that it will:

                 (i) promptly after the delivery of the Aircraft to the Owner Trustee, cause the Aircraft to be leased to Lessee under the Lease; and

                (ii) execute and deliver a Lease Supplement covering the Aircraft.

                 Section 3.02. Conditions Precedent. The right and obligation of the Owner Trustee to take the action required by Section 3.01 hereof shall be subject to the following conditions precedent:

                 (a) the Owner Participant and each Original Loan Participant shall have made the full amount of their respective Commitments with respect to the Aircraft available to the Owner Trustee, in immediately available funds, in accordance with Section 1 of the Participation Agreement; and

                 (b) the terms and conditions of Section 4 of the Participation Agreement shall have been waived or complied with in a manner satisfactory to the Owner Participant.

                 Section 3.03. Postponement of Delivery Date. The Owner Trustee, without necessity of further instructions from the Owner Participant, is hereby authorized and directed by the Owner Participant to take all action specified in Section 5 of the Participation Agreement as action to be taken by the Owner Trustee.

                 Section 3.04. Authorization in Respect of a Replacement Aircraft or Replacement Engines. The Owner Participant hereby authorizes and directs the Owner Trustee to, and the Owner Trustee agrees for the benefit of the Owner Participant that it will, in the event of a Replacement Airframe and Replacement Engines, if any, being substituted pursuant to Section 10(a) of the Lease, or a Replacement Engine being substituted pursuant to Section 10(b) of the Lease, subject to due compliance with the terms of Section 10(a) or 10(b) of the Lease, as the case may be:

                 (a) to the extent not previously accomplished by a prior authorization, authorize a representative or representatives of the Owner Trustee (who shall be an employee or employees of Lessee) to accept delivery of the Replacement Airframe and Replacement Engines, if any, or any Replacement Engine;

                 (b) accept from Lessee or other vendor of the Replacement Airframe and Replacement Engines, if any, or any Replacement Engine a bill of sale or bills of sale (if tendered) and the invoice, if any, with respect to the Replacement Airframe and Replacement Engines, if any, or the Replacement Engine being furnished pursuant to Section 10(a) or (b) of the Lease;

                 (c) in the case of a Replacement Airframe, make application to the Federal Aviation Administration (or the applicable governmental authority of any jurisdiction other than the United States of America in which the Replacement Airframe is to be registered in accordance with the terms of the Lease) registration in the name of the Owner Trustee of the Aircraft of which such Replacement Airframe is a part;

                 (d) execute and deliver a Lease Supplement and a Trust Agreement and Indenture Supplement covering (i) the Aircraft of which such Replacement Airframe is part or (ii) such Replacement Engine, as the case may be;

                 (e) transfer its interest in (without recourse except as to obligations in respect of Lessor's Liens) and to the Airframe and Engines (if any) or the Engine being replaced to Lessee;

                 (f) request in writing that the Indenture Trustee execute and deliver to Lessee appropriate instruments to release the Airframe and Engines or engines (if any) or the Engine or engine being replaced from the lien created under the Trust Indenture and release the Purchase Agreement and the Purchase Agreement Assignment (solely with respect to such replaced Airframe and Engines, if any, or En-

         gine) from the assignment and pledge under the Trust Indenture; and

                 (g) take such further action as may be contemplated by clauses (A) through (I) of the third paragraph of Section 10(a) of the Lease or clauses (i) through (vii) of Section 10(b) of the Lease, as the case may be.

                 Section 3.05. Trust Agreement Remaining in Full Force and Effect. In the event of the substitution of a Replacement Aircraft for the Aircraft or the substitution of a Replacement Engine for any Engine or engine, all provisions of this Trust Agreement relating to such replaced Aircraft or Engine or engine shall be applicable to such Replacement Aircraft or Replacement Engine with the same force and effect as if such Replacement Aircraft or Replacement Engine were the same aircraft or engine as the Aircraft or Engine being replaced but for the Event of Loss with respect to such Aircraft or Engine.

                 Section 3.06. Authorization in Respect of a Return of an Engine. The Owner Participant hereby authorizes and directs the Owner Trustee to, and the Owner Trustee agrees for the benefit of the Owner Participant that it will, in the event of an engine being transferred to the Owner Trustee pursuant to Section 5(b) of the Lease, subject to due compliance with the terms of such Section 5(b):

                 (a)  accept from Lessee the bill of sale contemplated by such
         Section 5(b) with respect to such engine being transferred to the Owner Trustee pursuant to such Section 5(b);

                 (b) transfer its interest in (without recourse except as to obligations in respect of Lessor's Liens) and to an Engine to Lessee as contemplated by such Section 5(b); and

                 (c) request in writing that the Indenture Trustee execute and deliver to Lessee appropriate instruments to release the Engine being transferred to Lessee pursuant to such Section 5(b) from the lien of the Trust Indenture and to release the Purchase Agreement and the Purchase Agreement Assignment (solely with respect to such Engine) from the assignment and pledge under the Trust Indenture.

                                  ARTICLE  IV

                     RECEIPT, DISTRIBUTION AND APPLICATION
                        OF INCOME FROM THE TRUST ESTATE


                 Section 4.01. Distribution of Payments. (a) Payments to the Indenture Trustee. Until the Trust Indenture shall have been discharged pursuant to Section 10.01 thereof or until the Aircraft shall have been released from the lien created under the Trust Indenture pursuant to the terms thereof, all Basic Rent, Supplemental Rent, insurance proceeds (other than insurance proceeds specified in Section 4.01(e)) and requisition, indemnity or other payments of any kind included in the Trust Estate (other than Excepted Property) shall be payable directly to the Indenture Trustee (and if any of the same are received by the Owner Trustee shall upon receipt be paid over to the Indenture Trustee in the manner specified in the Trust Indenture without deduction, set-off or adjustment of any kind) for distribution in accordance with the provisions of Article III of the Trust Indenture; provided, however, that any payments received by the Owner Trustee (i) from Lessee with respect to the Owner Trustee's fees or expenses, (ii) from the Owner Participant pursuant to Article VII or (iii) otherwise with respect to Excepted Property shall not be paid over to the Indenture Trustee but shall be retained by the Owner Trustee and applied toward the purpose for which such payments were made.

                 (b) Payments to the Owner Trustee; Other Parties. Any payment of the type referred to in paragraph (a) of this Section 4.01 (other than Excepted Property) received by the Owner Trustee, any payments received other than as specified in Section 4.01(c), 4.01(d) or 4.01(e) and any other amounts received as part of the Trust Estate and for the application or distribution of which no provision is made herein, for or with respect to the Aircraft or otherwise (i) from the Indenture Trustee or (ii) from any Person after the Trust Indenture shall have been terminated pursuant to Section 10.01 thereof, shall, subject to subsection (c) hereof, be distributed forthwith upon receipt by the Owner Trustee in the following order of priority: first, so much of such payment as shall be required to pay or reimburse the Owner Trustee for any fees or expenses not otherwise paid or reimbursed as to which the Owner Trustee is entitled to be so paid or reimbursed pursuant to the provisions hereof or of the other Operative Documents to which it is a party shall be retained by the Owner Trustee; second, so much of the remainder for which provision as to the application thereof is contained in the Lease or any of the other Operative Documents shall be applied and distributed in accordance with the terms of the Lease or such other Operative Document; and third, the balance, if any, shall be paid ratably to each Owner Participant in proportion to such Owner Participant's Ownership Interest.

                 (c) Certain Distributions to Lessee. After the Trust Indenture shall have been satisfied and discharged pursuant to Section 10.01 thereof, any payment of the type referred to in paragraph (a) of this Section
4.01 received by the Owner Trustee with respect to such Aircraft shall, if required by the terms of the Lease, be distributed to Lessee. Any such payment which would be required to be made to Lessee pursuant to the terms of the Lease, but is not made due to the occurrence and continuation of a Lease Event of Default (or Payment or Bankruptcy Default), shall be held and invested by the Owner Trustee pursuant to and in accordance with the Lease as further security for the obligations of Lessee under the Lease.

                 (d) Excepted Property. Any Excepted Property received by the Owner Trustee shall be paid by the Owner Trustee to the Person to whom such Excepted Property is payable under the provisions of the Participation Agreement or the Lease.

                 (e) Insurance Proceeds. Any proceeds of any insurance for loss or damage to the Aircraft in excess of the Stipulated Loss Value and Break Amounts payable by Lessee as Supplemental Rent, if any, for the Aircraft shall be paid to Lessee. Any proceeds of any insurance for loss or damage to the Aircraft not constituting an Event of Loss with respect to the Airframe, the Aircraft or any Engine received by the Owner Trustee shall be applied as provided in Section 11(c) of the Lease.

                 Section 4.02. Method of Payments. The Owner Trustee shall make distributions or cause distributions to be made to (i) the Owner Participant pursuant to this Article IV by transferring by wire transfer in immediately available funds the amount to be distributed to such account or accounts of the Owner Participant as it may designate from time to time by written notice to the Owner Trustee (and the Owner Trustee shall use reasonable efforts to cause such funds to be transferred by wire transfer on the same day as received, but in any case not later than the next succeeding Business Day), and (ii) the Indenture Trustee pursuant to this Article IV by paying the amount to be distributed to the Indenture Trustee in the manner specified in the Trust Indenture; provided, however, that the Owner Trustee shall use its reasonable best efforts to invest overnight, for the benefit of the Owner Participant, in investments that would be permitted by Section 25 of the Lease (but only to the extent such investments are available and, if such investments are not available, then in such other investments available to the Owner Trustee which, after consultation with the Owner Participant, the Owner Participant shall direct), all funds not transferred by wire transfer on the same day as they were received. Notwithstanding the foregoing but subject always to the provisions of and lien created by the Trust Indenture, the Owner Trustee will, if so requested by such Owner Participant by written notice, pay any and all amounts payable by the Owner Trustee hereunder to such Owner Participant either (i) by crediting, or causing the Indenture Trustee to credit, such amount or amounts to an account or accounts maintained by such Owner Participant with the Owner Trustee or the Indenture Trustee, as the case may be, in immediately available funds, or (ii) by mailing, or causing the Indenture Trustee to mail, an official bank check or checks in such amount or amounts payable to such Owner Participant at such address as such Owner Participant shall have designated in writing to the Owner Trustee.

                                   ARTICLE  V

                          DUTIES OF THE OWNER TRUSTEE

                 Section 5.01. Notice of Event of Default. If the Owner Trustee shall have knowledge of a Lease Event of Default or an Indenture Event of Default, the Owner Trustee shall give to the Owner Participant and Lessee prompt telephonic or telecopied notice thereof followed by prompt confirmation thereof by certified mail, postage prepaid. Subject to the terms of Section 5.03, the Owner Trustee shall take such action or shall refrain from taking such action, not inconsistent with the provisions of the Operative Documents, with respect to such Lease Event of De-fault or Indenture Event of Default as the Owner Trustee shall be directed in writing by a Majority in Interest of Owner Participants. For all purposes of this Trust Agreement and the Lease, the Owner Trustee shall not be deemed to have knowledge of a Lease Event of Default or an Indenture Event of Default unless notified in writing thereof in the manner and at the address set forth in Section 11.05 or unless an officer in the Corporate Trust Administration Department who has responsibility for, or familiarity with, the transactions contemplated hereunder, under the Participation Agreement and under the Trust Indenture or any Vice President in the Corporate Trust Administration Department of the Owner Trustee has actual knowledge thereof.

                 Section 5.02. Action Upon Instructions. Subject in all respects to the terms of Sections 5.01 and 5.03 and to the terms of the other Operative Documents to which the Owner Trustee is a party, upon the written instructions at any time and from time to time of a Majority in Interest of Owner Participants, the Owner Trustee will take such of the following actions as may be specified in such instructions: (i) give such notice or direction or exercise such right, remedy or power hereunder or under any of the Operative Documents to which the Owner Trustee is a party, or in respect of all or any part of the Trust Estate, as shall be specified in such instructions (including entering into agreements referred to in clause (i) of the definition of Subsequent Owner Participant); (ii) take such action to preserve or protect the Trust Estate (including the discharge of any Liens) as may be specified in such instructions; (iii) approve as satisfactory to it all matters required by the terms of the Lease and the other Operative Documents to be satisfactory to the Owner Trustee, it being understood that without written instructions of a Majority in Interest of Owner Participants, the Owner Trustee shall not approve any such matter as satisfactory to it; (iv) subject to the rights of Lessee under the Operative Documents, after the expiration or earlier termination of the Lease, convey all of the Owner Trustee's right, title and interest in and to the Aircraft for such amount, on such terms and to such purchaser or purchasers as shall be designated in such instructions, or lease the Aircraft on such terms as shall be set forth in such instructions or deliver the Aircraft to the Person designated in such instructions in accordance with such instructions; and (v) take or refrain from taking such other action or actions as may be specified in such instructions. In the event that the Owner Trustee is unsure of the application of any provision of this Trust Agreement or any other agreement relating to the transactions contemplated hereby, the Owner Trustee may request and rely upon instructions of a Majority in Interest of Owner Participants.

                 Section 5.03. Indemnification. The Owner Trustee shall not be required to take or refrain from taking any action under Section 5.01 or
5.02 unless the Owner Trustee shall have been indemnified by the Owner Participant, in manner and form satisfactory to the Owner Trustee, against any liability, cost or expense (including reasonable counsel fees and disbursements) which may be incurred in connection therewith; and, if a Majority in Interest of Owner Participants shall have directed the Owner Trustee to take or refrain from taking any such action, each Owner Participant agrees to furnish such indemnity as shall be required (severally and ratably according to their respective Ownership Interests) and in addition (to the extent not otherwise paid pursuant to the Lease or the Participation Agreement) to pay (severally and ratably according to their respective Ownership Interests) the reasonable fees and charges of the Owner Trustee for the services performed or to be performed by it pursuant to such direction; provided, however, that in no event shall the Owner Trustee be entitled to any indemnification by the Owner Participant with respect to any failure by it to satisfy any obligations expressly undertaken by it in its individual capacity pursuant to the terms of the Operative Documents to which it is a party. The Owner Trustee shall not be required to take any action under Section 5.01 or
5.02 if the Owner Trustee shall reasonably determine, or shall have been advised by counsel, that such action is contrary to the terms of any of the Operative Documents to which the Owner Trustee is a party, or is otherwise contrary to law.

                 Section 5.04. No Duties Except as Specified in Trust Agreement or Instructions. The Owner Trustee shall not have any duty or obligation to manage, control, use, sell, dispose of or otherwise deal with the Aircraft or any other part of the Trust Estate, or otherwise to take or refrain from taking any action under, or in connection with any of the Operative Documents to which the Owner Trustee is a party, except as expressly required by the terms of any of the Operative Documents to which the Owner Trustee is a party, or (to the extent not inconsistent with the provisions of the Trust Indenture) as expressly provided by the terms hereof or in written instructions from a Majority in Interest of Owner Participants received pursuant to the terms of Section 5.01 or 5.02, and no implied duties or obligations shall be read into this Trust Agreement or any of the Operative Documents to which the Owner Trustee is a party against the Owner Trustee. The Owner Trustee nevertheless agrees that it will, in its individual capacity and at its own cost and expense (but without any right of indemnity in respect of any such cost or expense under Section 5.03 or 7.01) promptly take such action as may be necessary duly to discharge and satisfy in full (i) all Lessor's Liens attributable to the Owner Trustee in its individual capacity,
(ii) any Liens (other than Lessor's Liens attributable to it in its individual capacity) created as a result of its breach of any of its obligations under this Trust Agreement on any part of the Trust Estate, or on any properties of the Owner Trustee assigned, pledged or mortgaged as part of the Trust Estate, which arise from acts of the Owner Trustee in its individual capacity, except the Lien created under the Trust Indenture, the rights of Lessee under the Lease and the rights of the Owner Participant hereunder, and (iii) any other Liens attributable to the Owner Trustee in its individual capacity on any part of the Trust Estate which result from claims against the Owner Trustee in its individual capacity unrelated to the ownership of the Aircraft, the administration of the Trust Estate or the transactions contemplated by the Operative Documents.

                 Section 5.05. No Action Except Under Specified Documents or Instructions. The Owner Trustee shall have no power or authority to, and the Owner Trustee agrees that it will not, manage, control, use, sell, dispose of or otherwise deal with the Aircraft or any other part of the Trust Estate except (i) as expressly required by the terms of any of the Operative Documents to which the Owner Trustee is a party, (ii) as expressly provided by the terms hereof, or (iii) as expressly provided in written instructions from a Majority in Interest of Owner Participants pursuant to Section 5.01 or 5.02, but subject always to the provisions of and lien created by the Trust Indenture.

                                  ARTICLE  VI

                               THE OWNER TRUSTEE

                 Section 6.01. Acceptance of Trusts and Duties. The Owner Trustee in its individual capacity accepts the trusts hereby created and agrees to perform the same but only upon the terms hereof applicable to it. The Owner Trustee in its individual capacity also agrees to receive and disburse all monies received by it constituting part of the Trust Estate upon the terms hereof. The Owner Trustee, in its individual capacity, shall not be answerable or accountable under any circumstances, except for (i) its own willful misconduct or gross negligence, (ii) its performance of the terms of the last sentence of Section 5.04, (iii) its failure to use ordinary care in receiving or disbursing funds, (iv) liabilities that may result from the inaccuracy of any representation or warranty of the Owner Trustee in its individual capacity (or from the failure by the Owner Trustee in its individual capacity to perform any covenant made in its individual capacity) in Section 6.03 or in any of the Operative Documents to which the Owner Trustee is a party, and (v) taxes, fees or other charges on, based on or measured by any fees, commissions or other compensation received by the Owner Trustee as compensation for its services rendered as the Owner Trustee; provided, however, that the failure to act or perform in the absence of instructions after the Owner Trustee has requested instructions from a Majority in Interest of Owner Participants pursuant to the last sentence of Section 5.02 shall not constitute willful misconduct or gross negligence for purposes of clause (i) of this Section 6.01 and the Operative Documents to which the Owner Trustee is a party.

                 Section 6.02. Absence of Certain Duties. Except in accordance with written instructions furnished pursuant to Sections 5.01 and
5.02 and except as provided in, and without limiting the generality of, Sections 5.04 and 5.05 and the last sentence of Section 9.01(b), the Owner Trustee shall have no duty (i) to see to any registration of the Aircraft or any recording or filing of the Lease, this Trust Agreement, the Trust Indenture or of any supplement to any thereof or to see to the maintenance of any such registration, rerecording or refiling, except that the Owner Trustee shall upon written request furnished by the Lessee take such action as may be required of the Owner Trustee to maintain the registration of the

Aircraft in the name of the Owner Trustee under the Federal Aviation Act or, to the extent the Aircraft is registered in a country other than the United States of America pursuant to Section 7 of the Lease, other applicable law, and to the extent that information for that purpose is supplied by Lessee pursuant to any of the Operative Documents, complete and timely submit any and all reports relating to the Aircraft which may from time to time be required by the Federal Aviation Administration or any government or governmental authority having jurisdiction, (ii) to see to any insurance on the Aircraft or to effect or maintain any such insurance, whether or not Lessee shall be in default with respect thereto, (iii) to see to the payment or discharge of any tax, assessment or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against any part of the Trust Estate except as provided by Section 5.04 hereof, Section 9(c) of the Participation Agreement or Section 4.01(2) of the Trust Indenture, (iv) to confirm or verify any financial statements of Lessee or (v) to inspect the Aircraft or Lessee's books and records with respect to the Aircraft.

                 Section 6.03. No Representations or Warranties as to Certain Matters. THE OWNER TRUSTEE IN ITS INDIVIDUAL CAPACITY OR AS THE OWNER TRUSTEE DOES NOT MAKE AND SHALL NOT BE DEEMED TO HAVE MADE (a) ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE TITLE, VALUE, CONDITION, DESIGN, AIRWORTHINESS, WORKMANSHIP, OPERATION, MERCHANTABILITY OR FITNESS FOR USE FOR A PARTICULAR PURPOSE OF THE AIRCRAFT OR ANY ENGINE THEREOF, AS TO THE ABSENCE OF LATENT OR OTHER DEFECTS (WHETHER OR NOT DISCOVERABLE), AS TO THE ABSENCE OF ANY INFRINGEMENT OF ANY PATENT, TRADEMARK OR COPYRIGHT, AS TO THE ABSENCE OF OBLIGATIONS BASED ON STRICT LIABILITY IN TORT, OR ANY OTHER REPRESENTATION OR WARRANTY WITH RESPECT TO THE AIRCRAFT OR ANY ENGINE WHATSOEVER, except that the Owner Trustee in its individual capacity warrants that on the Delivery Date the Owner Trustee shall be in compliance with the last sentence of Section 5.04 hereof and that the Aircraft shall during the Term be free of Lessor's Liens attributable to it in its individual capacity, or (b) any representation or warranty as to the validity, legality or enforceability of this Trust Agreement or any other Operative Document to which the Owner Trustee is a party, or any other document or instrument, or as to the correctness of any statement contained in any thereof except to the extent that any such statement is expressly made herein or therein as a representation by the Owner Trustee in its individual capacity and except that the Owner Trustee in its individual capacity hereby represents and warrants that this Trust Agreement has been, and (assuming the due authorization, execution and delivery of the Trust Agreement by the Owner Participant) the other Operative Documents to which the Owner Trustee is a party have been (or at the time of execution and delivery of any such instrument by the Owner Trustee hereunder or pursuant to the terms of the Participation Agreement that such an instrument will be) duly executed and delivered by one of its officers who is or will be, as the case may be, duly authorized to execute and deliver such instruments on behalf of the Owner Trustee and that this Trust Agreement has been duly authorized, executed and delivered by the institution acting as the Owner Trustee and constitutes the legal, valid and binding obligation of such institution enforceable against it in accordance with its terms, except as such terms may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and by general principles of equity.

                 Section 6.04. No Segregation of Monies Required; Investment Thereof. Monies received by the Owner Trustee hereunder need not be segregated in any manner except to the extent required by law, and may be deposited under such general conditions as may be prescribed by law, and shall be invested as provided in Section 4.02 hereof or Section 25 of the Lease.

                 Section 6.05. Reliance Upon Certificates, Counsel and Agents. The Owner Trustee shall incur no liability to anyone in acting in reliance upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper reasonably believed by it to be genuine and reasonably believed by it to be signed by the proper party or parties. Unless other evidence in respect thereof is specifically prescribed herein, any request, direction, order or demand of the Owner Participant or Lessee or the Indenture Trustee mentioned herein or in any of the other Operative Documents to which the Owner Trustee is a party shall be sufficiently evidenced by written instruments signed by a person purporting to be an officer of the Owner Participant or Lessee or the Indenture Trustee, as the case may be. The Owner Trustee may accept a copy of a resolution of the Board of Directors of Lessee or the

Owner Participant or the Indenture Trustee, as the case may be, certified by the Secretary or an Assistant Secretary of Lessee or the Owner Participant or the Indenture Trustee, as the case may be, as duly adopted and in full force and effect, as conclusive evidence that such resolution has been duly adopted by said Board and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically described herein, the Owner Trustee may for all purposes hereof rely on a certificate signed by an officer of Lessee or the Owner Participant or the Indenture Trustee, as the case may be, as to such fact or matter, and such certificate shall constitute full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

                 Section 6.06. Not Acting in Individual Capacity. In acting hereunder, the Owner Trustee acts solely as trustee and not in its individual capacity except as otherwise expressly provided herein; and, except as may be otherwise expressly provided in this Trust Agreement, the Lease, the Participation Agreement or the Trust Indenture, all persons having any claim against the Owner Trustee by reason of the transactions contemplated hereby shall look only to the Trust Estate for payment or satisfaction thereof.

                 Section 6.07.  Fees; Compensation.  Except as provided in
Section 5.03, 6.08 or 7.01, the Owner Trustee agrees that it shall have no right against the Owner Participant or (subject to the provisions of Section
4.01 hereof and the lien created by the Trust Indenture) the Trust Estate for any fee as compensation for its services hereunder.

                 Section 6.08. Tax Returns. The Owner Trustee shall be responsible for the keeping of all appropriate books and records relating to the receipt and disbursement by it of all monies under this Trust Agreement or any agreement contemplated hereby to which it is a party. The Owner Participant shall be responsible for causing to be prepared and filed, at its expense, all income tax returns required to be filed by the Owner Participant and for causing to be prepared all income tax returns required to be filed with respect to the trust created hereby and shall execute and file such returns. The Owner Trustee, upon request and upon adequate assurance of reimbursement by the Owner Participant for its costs and expenses as-sociated therewith, will furnish the Owner Participant with all such information as may be reasonably required from the Owner Trustee in connection with the preparation of such income tax returns. Upon request of the Owner Participant, the Owner Trustee will sign and file the trust's tax returns prepared by the Owner Participant.


                                  ARTICLE  VII

                      INDEMNIFICATION OF THE OWNER TRUSTEE
                            BY THE OWNER PARTICIPANT

                 Section 7.01. The Owner Participant to Indemnify the Owner Trustee. The Owner Participant hereby agrees, whether or not any of the transactions contemplated hereby shall be consummated, to assume liability for, and does hereby indemnify, protect, save and keep harmless the Owner Trustee in its individual capacity, and its successors, assigns, legal representatives, agents and servants, from and against any and all liabilities, obligations, losses, damages, penalties, taxes (excluding any taxes payable by the Owner Trustee in its individual capacity on or measured by any compensation received by the Owner Trustee in its individual capacity for its services hereunder), claims, actions, suits, costs, expenses or disbursements (including, without limitation, reasonable legal fees) and expenses of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Owner Trustee in its individual capacity (whether or not also indemnified against by Lessee under the Lease or under the Participation Agreement or also indemnified against by the Manufacturer or any other Person) in any way relating to or arising out of this Trust Agreement or any of the other Operative Documents or the enforcement of any of the terms of any thereof, or in any way relating to or arising out of the manufacture, purchase, acceptance, nonacceptance, rejection, ownership, delivery, lease, possession, use, operation, condition, sale, return or other disposition of the Aircraft or any Engine (including, without limitation, latent and other defects, whether or not discoverable, and any claim for patent, trademark or copyright infringement), or in any way relating to or arising out of the administration of the Trust Estate or the action or inaction of the Owner Trustee hereunder, except (a) in the case of willful misconduct or gross negligence on the part of the Owner Trustee either as trustee or in its individual capacity in the performance or nonperformance of its duties hereunder or (b) those resulting from the inaccuracy of any representation or warranty of the Owner Trustee in its individual capacity (or from the failure of the Owner Trustee in its individual capacity to perform any covenant) in Section 6.03, or in any of the Operative Documents to which the Owner Trustee is a party, or (c) those arising or resulting from any of the matters described in the last sentence of
Section 6.01, or (d) those resulting from its failure to perform the terms of the last sentence of Section 5.04 hereof or from the failure to use ordinary care in the receipt and disbursement of funds or (e) those arising under any circumstances or upon any terms where Lessee would not have been required to indemnify the Owner Trustee in its individual capacity pursuant to Sections 7(b) or 7(c) of the Participation Agreement (disregarding, for this purpose, those exclusions contained in Sections 7(b)(4) and 7(c)(2) of the Participation Agreement (including, without limitation, the exclusions contained in Sections 7(b)(4)(i) and 7(c)(2)(F) thereof relating to acts or events occurring after the termination of the Term of the Lease or after return of the Aircraft, or after the placement of the Aircraft in storage, or after the discharge of Lessee's obligations under the Lease and prior to the termination of the Trust Estate) arising or resulting from any action or inaction of the Owner Trustee in accordance with written instructions of a Majority in Interest of Owner Participants). The indemnities contained in this Section 7.01 extend to the Owner Trustee only in its individual capacity and shall not be construed as indemnities of the Indenture Estate or the Trust Estate. The indemnities contained in this Section 7.01 shall survive the termination of this Trust Agreement. In addition, if necessary, the Owner Trustee shall be entitled to indemnification from the Trust Estate, subject however to the provisions of
Section 4.01 hereof and the lien created under the Trust Indenture, for any liability, obligation, loss, damage, penalty, tax, claim, action, suit, cost, expense or disbursement indemnified against pursuant to this Section 7.01 to the extent not reimbursed by Lessee, the Owner Participant or others, but without releasing any of them from their respective agreements of reimbursement; and to secure the same the Owner Trustee shall have a lien on the Trust Estate, subject however to the provisions of Section 4.01 hereof and the lien created under the Trust Indenture, which lien of the Owner Trustee shall be prior to any interest therein of the Owner Participant. To the extent that the

Owner Participant makes an indemnification or other payment to the Owner Trustee in its individual capacity under this Article VII or under Section 5.03 hereof or under Section 6.07 in circumstances where the Lessee was obligated to make payment to the Owner Trustee pursuant to Section 7(b)(3) of the Participation Agreement, or the Owner Trustee retains any moneys pursuant to clause first of Section 4.01(b) hereof in respect of a matter for which the Lessee was obligated as aforesaid, the Owner Participant shall be subrogated to any rights of the Owner Trustee in its individual capacity to the extent of such indemnification or other payment or retention, as the case may be, in respect of the matter as to which such indemnification or other payment or retention, as the case may be, was made, except that the Owner Participant shall not be entitled to be subrogated to any rights of the Owner Trustee in its individual capacity if such claim arises as a result of an event or occurrence with respect to which the Owner Participant would not have been entitled to indemnification under Section 7(b)(3) of the Participation Agreement by reason of an exclusion from indemnity under Section 7(b)(4)(iii) or 7(b)(4)(iv). The Owner Trustee in its individual capacity shall not make any claim for indemnification or other payment from the Owner Participant pursuant to this Section 7.01 or otherwise with respect to which Lessee has an obligation to indemnify or make payment to the Owner Trustee in its individual capacity under Section 7(b) of the Participation Agreement, unless and until the Owner Trustee in this individual capacity shall have first made demand upon Lessee (but only if and to the extent permitted by applicable law) for such indemnification.


                                 ARTICLE  VIII

                  TRANSFER OF THE OWNER PARTICIPANT'S INTEREST

                 Section 8.01.  Transfer of Interest.  All provisions of
Section 16(c) of the Participation Agreement shall (with the same force and effect as if set forth in full, mutatis mutandis, in this Section 8.01) be applicable to any assignment, conveyance or other transfer by the Owner Participant of its right, title or interest in and to this Trust Agreement or any of the other Operative Documents to which the Owner Trustee is a party or any proceeds therefrom.

                                  ARTICLE  IX

                     SUCCESSOR OWNER TRUSTEES; CO-TRUSTEES

                 Section 9.01. Resignation of the Owner Trustee; Appointment of Successor. (a) Resignation or Removal. The Owner Trustee or any successor Owner Trustee may resign at any time without cause by giving at least 60 days' prior written notice to the Owner Participant, the Indenture Trustee and Lessee, such resignation to be effective upon the acceptance of appointment by the successor Owner Trustee under Section 9.01(b). In addition, a Majority in Interest of Owner Participants may at any time remove the Owner Trustee without cause by a notice in writing delivered to the Owner Trustee, the other Owner Participant, if any, the Indenture Trustee and Lessee, such removal to be effective upon the acceptance of appointment by the successor Owner Trustee under Section 9.01(b). In the case of the resignation or removal of the Owner Trustee, a Majority in Interest of Owner Participants may appoint a successor Owner Trustee by an instrument in writing. If a successor Owner Trustee shall not have been appointed within 30 days after such notice of resignation or removal, the Owner Trustee, Lessee or the Indenture Trustee may apply to any court of competent jurisdiction to appoint a successor Owner Trustee to act until such time, if any, as a successor shall have been appointed as above provided. Any successor Owner Trustee so appointed by such court shall immediately and without further act be superseded by any successor Owner Trustee appointed as above provided within one year from the date of the appointment by such court.

                 (b) Execution and Delivery of Documents, etc. Any successor Owner Trustee, however appointed, shall execute and deliver to the predecessor Owner Trustee an instrument accepting such appointment, and thereupon such successor Owner Trustee, without further act, shall become vested with all the estates, properties, rights, powers, duties and trusts of the predecessor Owner Trustee in the trusts hereunder with like effect as if originally named the Owner Trustee herein; but nevertheless, upon the written request of such successor Owner Trustee, such predecessor Owner Trustee shall execute and deliver an instrument transferring to such successor Owner Trustee, upon the trusts herein expressed, all the estates, properties, rights, powers and trusts of such predecessor Owner

Trustee, and such predecessor Owner Trustee shall duly assign, transfer, deliver and pay over to such successor Owner Trustee all monies or other property then held by such predecessor Owner Trustee upon the trusts herein expressed. Upon the appointment of any successor Owner Trustee hereunder, the predecessor Owner Trustee will complete, execute and deliver to the successor Trustee such documents as are necessary to cause registration of the Aircraft included in the Trust Estate to be transferred upon the records of the Federal Aviation Administration, or other governmental authority having jurisdiction, into the name of the successor Owner Trustee.

                 (c) Qualification. Any successor Owner Trustee, however appointed, shall be a "citizen of the United States" within the meaning of
Section 101(16) of the Federal Aviation Act and shall also be a bank or trust company organized under the laws of the United States of America or any state thereof having a combined capital and surplus of at least $100,000,000, if there be such an institution willing, able and legally qualified to perform the duties of the Owner Trustee hereunder upon reasonable and customary terms.

                 (d) Merger, etc. Any corporation into which the Owner Trustee (in its individual capacity) may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Owner Trustee (in its individual capacity) shall be a party, or any corporation to which substantially all the corporate trust business of the Owner Trustee (in its individual capacity) may be transferred, shall, subject to the terms of Section 9.01(c), be the institution acting as the Owner Trustee hereunder without further act.

                 Section 9.02. Co-Trustees and Separate Trustees. If at any time or times it shall be necessary or prudent in order to conform to any applicable law of any jurisdiction in which all or any part of the Trust Estate is located, or the Owner Trustee shall be advised by counsel that it is so necessary or prudent in the interest of the Owner Participant or the Owner Trustee, or the Owner Trustee shall have been directed to do so by a Majority in Interest of Owner Participants, the Owner Trustee and each Owner Participant shall execute and deliver an agreement supplemental hereto and all other instruments and agreements necessary or proper to con-stitute another bank or trust company or one or more persons (any and all of which shall be a "citizen of the United States" as defined in Section 101(16) of the Federal Aviation Act of 1958, as amended) approved by the Owner Trustee, Lessee and the Owner Participant, either to act as co-trustee or co-trustees, jointly with the Owner Trustee, or to act as separate trustee or trustees hereunder (any such co-trustee or separate trustee being herein sometimes referred to as an "additional trustee"). In the event (i) the Owner Participant shall not have joined in the execution of such agreements supplemental hereto within ten days after the receipt of a written request from the Owner Trustee so to do, or (ii) a Lease Event of Default or an Indenture Event of Default shall occur and be continuing, the Owner Trustee may act under the foregoing provisions of this Section 9.02 without the concurrence of the Owner Participant; and the Owner Participant hereby appoints the Owner Trustee its agent and attorney-in-fact to act for it under the foregoing provisions of this Section 9.02 in either of such contingencies.

                 Every additional trustee hereunder shall, to the extent permitted by law, be appointed and act, and the Owner Trustee and its successors shall act, subject to the following provisions and conditions:

                 (a) all powers, duties, obligations and rights conferred upon the Owner Trustee in respect of the custody, control and management of monies, the Aircraft or documents authorized to be delivered hereunder or under the Participation Agreement shall be exercised solely by the trust company designated as the Owner Trustee in the first paragraph of this Trust Agreement, or its successors as the Owner Trustee hereunder;

                 (b) all other rights, powers, duties and obligations conferred or imposed upon the Owner Trustee and any limitations thereon shall be conferred or imposed upon and exercised or performed by the trust company designated as the Owner Trustee in the first paragraph of this Trust Agreement or its successor as the Owner Trustee, and such additional trustee or trustees jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (including the holding of title to the Trust Estate), the Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed by such additional trustee or trustees;

                 (c) no power given to, or which it is provided hereby may be exercised by, any such additional trustee or trustees shall be exercised hereunder by such additional trustee or trustees, except jointly with, or with the consent in writing of, the trust company designated as the Owner Trustee in this Trust Agreement or its successor as the Owner Trustee, anything herein contained to the contrary notwithstanding;

                 (d) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder;

                 (e) a Majority in Interest of Owner Participants, at any time, by an instrument in writing may remove any such additional trustee. In the event that the Owner Participants shall not have joined in the execution of any such instrument within ten days after the receipt of a written request from the Owner Trustee so to do, the Owner Trustee shall have the power to remove any such additional trustee without the concurrence of the Owner Participants; and the Owner Participants hereby appoint the Owner Trustee their agent and attorney-in-fact to act for them in such connection in such contingency; and

                 (f) no appointing of, or action by, any additional trustee will relieve the Owner Trustee of any of its obligations under, or otherwise affect any of the terms of the Trust Indenture or affect the interests of the Indenture Trustee or the holders of the Certificates in the Trust Estate.


                                   ARTICLE  X

                 SUPPLEMENTS AND AMENDMENTS TO TRUST AGREEMENT
                              AND OTHER DOCUMENTS

                 Section 10.01. Supplements and Amendments. (a) Supplements and Amendments. At any time and from time to time, upon the written request of a Majority in





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Interest of Owner Participants, (i) the Owner Trustee, together with each Owner
Participant, shall execute a supplement to this Trust Agreement for the purpose of adding provisions to, or changing or eliminating provisions of, this Trust Agreement (except Section 11.11) as specified in such request, and (ii) the Owner Trustee shall, subject to compliance with the applicable provisions of
Article IX of the Trust Indenture, enter into such written amendment of or supplement to any other Operative Document to which the Owner Trustee is a party as the Indenture Trustee and Lessee (and, in the case of the Purchase Agreement or the Purchase Agreement Assignment, the Manufacturer) may agree to and as may be specified in such request, or execute and deliver such written waiver or modification of or consent under the terms of any such Operative Document as Lessee and the Indenture Trustee may agree to and as may be specified in such request; provided, however, that, without the prior written consent of each Owner Participant: (i) no such supplement, amendment or modification shall (A) modify any of the provisions of this Section 10.01, the definition of "Majority in Interest of Owner Participants" in Section 1.01 hereof or Article IV hereof, (B) reduce, modify or amend any indemnities in favor of any Owner Participant as set forth in Section 7(b) or 7(c) of the Participation Agreement, (C) reduce the amount or extend the time of Basic
Rent, Supplemental Rent, Termination Value or Stipulated Loss Value as set forth in the Lease and (ii) no such supplement, amendment or modification shall require any Owner Participant to invest or advance funds or shall entail any additional personal liability or the surrender of any indemnification, claim or individual right on the part of any Owner Participant with respect to any agreement or obligation. Lessee may consent to any change order with respect to or other amendment or modification of the Purchase Agreement without the consent or agreement of any other Person to the extent provided in the Purchase Agreement Assignment. Notwithstanding the foregoing, except to the extent permitted by Section 9(d) of the Participation Agreement, no supplement to this Trust Agreement or waiver or modification to the terms hereof shall be permitted.

                 (b) Delivery of Amendments and Supplements to Certain Parties. Until the Trust Indenture shall have been satisfied and discharged pursuant to Section 10.01 thereof or the Aircraft shall have been released from the Indenture Estate, a signed copy of each amendment or





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
supplement referred to in Section 10.01(a)(i) shall be delivered by the Owner Trustee to the Indenture Trustee without in any way affecting the Trust Indenture or the Certificates and without imposing any duty on the Indenture Trustee with respect to such amendment or supplement.

                 Section 10.02. Discretion as to Execution of Documents. If in the opinion of the Owner Trustee any document required to be executed pursuant to the terms of Section 10.01 adversely affects any right, duty, immunity or indemnity in favor of the Owner Trustee hereunder or under any other Operative Document to which the Owner Trustee is a party, the Owner Trustee may in its discretion decline to execute such document.

                 Section 10.03. Absence of Requirements as to Form. It shall not be necessary for any written request furnished pursuant to Section 10.01 to specify the particular form of the proposed documents to be executed pursuant to such Section, but it shall be sufficient if such request shall indicate the substance thereof.

                 Section 10.04. Distribution of Documents. Promptly after the execution by the Owner Trustee of any document entered into pursuant to Section 10.01, the Owner Trustee shall mail, by certified mail, postage prepaid, a conformed copy thereof to the Owner Participant, but the failure of the Owner Trustee to mail such conformed copy shall not impair or affect the validity of such document.

                 Section 10.05. No Request Needed as to Lease Supplements. No written request pursuant to Section 10.01 shall be required to enable the Owner Trustee to enter into any Lease Supplement with Lessee pursuant to Section 3.01 or Section 3.04 or to enter into any Trust Agreement and Indenture Supplement with the Indenture Trustee pursuant to Section 3.01 or Section 3.04.


                                  ARTICLE  XI

                                 MISCELLANEOUS

                 Section 11.01. Termination of Trust Agreement. This Trust Agreement and the trust created hereby shall terminate and this Trust Agreement shall be of no further force or effect upon the earliest of (a) the later of
(x) the final satisfaction and discharge of the Trust

Indenture pursuant to Section 10.01 thereof and the sale or other final disposition by the Owner Trustee of all property constituting part of the Trust Estate and the final distribution by the Owner Trustee of all monies or other property or proceeds constituting part of the Trust Estate in accordance with
Article IV hereof, provided that at such time Lessee shall have fully complied with all of the terms of the Participation Agreement and the Lease, and (y) the expiration or termination of the Lease in accordance with its terms or (b) twenty-one years less one day after the death of the last survivor of the descendants living on the date of this Agreement of Joseph P. Kennedy, father of President John F. Kennedy, but if any such rights, privileges and options shall be or become valid under applicable law for a period subsequent to the twenty-first anniversary of the death of the last such survivor (or, without limiting the generality of the foregoing, if legislation shall become effective providing for the validity or permitting the effective grant of such rights, privileges and options for a period in gross, exceeding the period for which such rights, privileges and options are hereinabove stated to extend and be valid), then such rights, privileges or options shall not terminate as aforesaid but shall extend to and continue in effect, but only if such non-termination and extension shall then be valid under applicable law, until such time as the same shall under applicable law cease to be valid, whereupon all monies or other property or proceeds constituting part of the Trust Estate shall be distributed in accordance with the terms of Article IV hereof, otherwise this Trust Agreement and the trusts created hereby shall continue in full force and effect in accordance with the terms hereof.

                 Section 11.02. The Owner Participant Has No Legal Title in Trust Estate. The Owner Participant does not have legal title to any part of the Trust Estate. No transfer, by operation of law or otherwise, of any right, title and interest of the Owner Participant in and to the Trust Estate hereunder shall operate to terminate this Trust Agreement or the trusts hereunder or entitle any successors or transferees of the Owner Participant to an accounting or to the transfer of legal title to any part of the Trust Estate.

                 Section 11.03. Assignment, Sale, etc., of Aircraft. Any assignment, sale, transfer or other conveyance of the Aircraft, any Engine or any interest there-in, by the Owner Trustee made pursuant to the terms hereof or of the Lease or the Participation Agreement shall bind the Owner Participant and shall be effective to transfer or convey all right, title and interest of the Owner Trustee and the Owner Participant in and to the Aircraft, such Engine or interest therein. No purchaser or other grantee shall be required to inquire as to the authorization, necessity, expediency or regularity of such assignment, sale, transfer or conveyance or as to the application of any sale or other proceeds with respect thereto by the Owner Trustee.

                 Section 11.04. Trust Agreement for Benefit of Certain Parties Only. Except for the terms of Sections 3.01, 3.04, 3.06 and 4.01, Article V,
Article IX, Section 10.01, Section 11.01 hereof and Section 16(c) of the Participation Agreement incorporated in Article VIII hereof, nothing herein, whether express or implied, shall be construed to give any person other than the Owner Trustee and the Owner Participant any legal or equitable right, remedy or claim under or in respect of this Trust Agreement; but this Trust Agreement shall be held to be for the sole and exclusive benefit of the Owner Trustee and the Owner Participant.

                 Section 11.05. Notices. Unless otherwise expressly specified or permitted by the terms hereof, all notices shall be in writing, mailed by certified mail, postage prepaid, and (i) if to the Owner Trustee, addressed to it at its office at 35 North Sixth Street, Reading, Pennsylvania 19601, (ii) if to the Indenture Trustee, addressed to it at its office at 79 South Main Street, Salt Lake City Utah 84111, (iii) if to the Owner Participant or any Subsequent Owner Participant, addressed to it at such address as it shall have furnished by notice to the Owner Trustee, or, until an address is so furnished, addressed to the Original Owner Participant at its address set forth in the Participation Agreement, or (iv) if to Lessee, addressed to it at its address set forth in the Lease, or to any of the above parties at any other address subsequently specified in writing by it to each of the other parties. Whenever any notice in writing is required to be given hereunder by the Owner Trustee or the Owner Participant, such notice shall be deemed given and such requirements satisfied upon receipt of such notice by such party.





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
                 Section 11.06. Severability. Any provision hereof which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                 Section 11.07. Waivers, etc. No term or provision hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing entered into in compliance with the terms of Article X hereof; and any waiver of the terms hereof shall be effective only in the specified instance and for the specific purpose given.

                 Section 11.08. Counterparts. This Trust Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

                 Section 11.09. Binding Effect, etc. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the Owner Trustee and its successors and permitted assigns, and the Owner Participant, its successors and its permitted assigns. Any request, notice, direction, consent, waiver or other instrument or action by the Owner Participant shall bind its successors and permitted assigns.

                 Section 11.10. Headings; References. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

                 Section 11.11. Governing Law. This Trust Agreement shall in all respects be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania, including all matters of construction, validity and performance.





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
                 IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                              MERIDIAN TRUST COMPANY


                                              By ____________________
                                                 Name:
                                                 Title:

                                              MISSION FUNDING EPSILON


                                              By ____________________
                                                 Name:
                                                 Title:





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